BlackRock Liquidity Funds: TempFund

File Number:

CIK Number:

For the Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

05/30/08
$ 200,000
ING US FUNDING LLC
2.60
06/02/08

07/18/08
$ 352,364
FALCON ASSET SECURITIZATION COMPAN
2.28
07/23/08

PURCHASES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/02/07
$ 103,200
Windmill Funding Corp
4.68
12/11/07

11/02/07
$ 216,000
Clipper Receivables Company LLC
4.68
12/12/07

11/02/07
$ 248,128
Barton Capital LLC
4.66
12/07/07

11/26/07
$ 182,000
Amsterdam Funding Corp
5.00
12/24/07

11/26/07
$ 135,500
Windmill Funding Corp
5.02
12/24/07

01/03/08
$ 248,000
NORDEA NORTH AMERICA
4.45
04/07/08

03/14/08
$ 135,408
FALCON ASSET
SECURITIZATION COMPAN
2.90
04/18/08

03/20/08
$ 142,571
BARTON CAPITAL CORP
2.70
03/24/08

03/20/08
$ 222,593
PARK AVENUE RECEIVABLES CO LLC
2.75
03/24/08

04/01/08
$ 274,000
PARK AVENUE RECEIVABLES CORP
2.80
05/02/08

04/17/08
$ 414,000
THAMES ASSET GLOBAL SECURITIES
2.92
05/19/08

05/06/08
$ 250,000
TULIP FUNDING CORP
2.69
06/05/08
06/04/08
$ 400,000
TULIP FUNDING CORP
2.56
07/07/08

08/01/08
$ 115,000
EBBETS FUNDING LLC
2.80
08/04/08

08/05/08
$ 197,316
TULIP FUNDING CORP
2.58
09/05/08

08/08/08
$ 300,000
CRC FUNDING LLC
2.79
11/05/08

08/20/08
$ 100,000
TULIP FUNDING CORP
2.55
09/22/08

09/24/08
$ 273,400
GALLEON CAPITAL LLC
5.00
09/25/08

10/15/08
$ 675,000
AMSTEL FUNDING CORP
3.25
10/16/2008